Exhibit 10.1

First Amendment to
Redemption and Securities Purchase Agreement

This First Amendment to Redemption and Securities Purchase Agreement (this “Amendment”) is made this 17th day of April, 2006, among Markland Technologies, Inc., a Florida corporation (“Markland”), and the investors signatory hereto (each such investor is a “Investor” and all such investors are, collectively, the “Investors”).

WHEREAS, Markland and the Investors are parties to that certain Redemption and Securities Purchase Agreement, dated as of March 24, 2006 (the “Original Agreement”), pursuant to which, among other things, a certain Investor, James LLC, agreed to purchase and acquire from Markland, and Markland agreed to sell and transfer to such Investor, shares of Markland’s Series E Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”); and

WHEREAS, the parties hereto desire to amend the Original Agreement to reflect their mutual agreement with respect to changes in (i) the dates of the Additional Closings, (ii) the number of shares of Series E Preferred Stock to be sold at the Additional Closings, (iii) the aggregate purchase price to be paid for such shares at such Additional Closings and (iv) the Investor obligated to purchase such shares of Series E Preferred Stock at such Additional Closings, and to make any other necessary changes resulting from the foregoing.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Original Agreement.

2. Section 1.3 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

“(b) Subject to the terms and conditions of this Agreement, (i) at a second closing to be held on April 17, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Second Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Second Closing,” (ii) at a third closing to be held on April 26, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Third Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Third Closing,” (iv) at a fourth closing to be held on May 15, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Fourth Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Fourth Closing,” (v) at a fifth closing to be held on May 31, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Fifth Closing”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Fifth Closing,” and (vi) at a sixth closing to be held on June 15, 2006 (or such other date as may be agreed upon among the Investors and Markland) (the “Sixth Closing” and, together with the Second Closing, the Third Closing, the Fourth Closing and the Fifth Closing, the “Additional Closings”), Markland shall sell, and the Investors shall purchase, the number of Purchased Series E Shares set forth on Schedule B under the heading “Sixth Closing.” Such Additional Closings shall take place at the offices of Greenberg Traurig, LLP, One International Place, Boston, Massachusetts or at such other location as may be agreed upon among the Investors and Markland. The Initial Closing and the Additional Closings are sometimes collectively referred to herein as the “Closings,” and each individually as a “Closing.””

3. With respect to Additional Closings, Schedule B to the Original Agreement is hereby amended and replaced with Schedule B to this Amendment.

4. Notwithstanding Section 1.2 of the Original Agreement, the total number of shares of Series E Preferred Stock constituting “Purchased Series E Shares” shall be 287.2, of which 20 shares were sold at the Initial Closing and 267.2 shares will be sold at Additional Closings (as described above). Accordingly, the shares of Series E Preferred Stock purchased at the Additional Closings (as described above) shall constitute “Purchased Series E Shares” for all purposes of the Original Agreement, as amended. Notwithstanding Section 1.2 of the Original Agreement, the aggregate purchase price to be paid for such shares at each Additional Closing shall be as set forth on Schedule B to this Amendment.

5. The shares of Series E Preferred Stock purchased at the Additional Closings (as described above) shall constitute “Registrable Securities” for all purposes of that certain Registration Rights Agreement, dated as of March 24, 2006, among Markland and the Investors.

6. Markland shall reserve an additional 240,600 shares of Technest Common Stock to secure the conversion rights associated with the additional shares of Series E Preferred Stock to be sold hereunder.

7. As of the date hereof, James LLC is the owner of good and marketable title to 1915 shares of Markland’s Series D Preferred Stock (the “Series D Shares”), free and clear of all liens, pledges and encumbrances. James LLC intends to transfer the Series D Shares to Southridge Partners LP and Southshore Capital Fund Ltd. The Investors covenant and agree that, notwithstanding the terms of the Series D Preferred Stock, and regardless of who owns the Series D Shares, upon the conversion of any number of Series D Shares into 109,000,000 shares of Markland’s Common Stock, any remaining Series D Shares held by the Investors or any of their Affiliates shall be forfeited to Markland for no additional consideration and shall no longer be considered outstanding. Promptly following such conversion, the Investors shall deliver (or cause to be delivered) any remaining Series D Shares, duly assigned to Markland, to Markland.

8. The Company has publicly announced its intention to distribute, as a dividend, shares of Technest Common Stock to the holders of the Company’s Common Stock as of May 1, 2006 (the “Record Date”). The Company hereby confirms and agrees that, notwithstanding anything to the contrary set forth in the Company’s Certificate of Designations of Rights and Preferences of the Series D Preferred Stock (the “Series D Certificate”), in connection with such stock dividend, it will issue, on the applicable payment date for such dividend, to each holder of unconverted and unredeemed shares of Series D Preferred Stock as of the Record Date a number of shares of Technest Common Stock equal to the number thereof which would have been issued to such holder had all of the holder’s shares of Series D Preferred Stock outstanding on the Record Date been converted into the Company’s Common Stock as of the close of business on the trading day immediately preceding the Record Date. In consideration therefor, each Investor agrees that, to the extent it or any of its Affiliates continue to hold shares of Series D Preferred Stock after the Record Date, then, notwithstanding anything to the contrary set forth in the Series D Certificate, neither it nor any of its Affiliates shall be entitled to participate in subsequent dividends or distributions by the Company with respect to such shares of Series D Preferred Stock, regardless of whether such shares of Series D Preferred Stock are held by such Investor or its Affiliates as of the record date for such subsequent dividends or distributions, and each such Investor hereby waives any and all rights it may have with respect to such subsequent dividends or distributions under the Series D Certificate.

9. Each of the parties hereto hereby represents that (i) such party has the power to execute and deliver this Amendment, to perform the Agreement, as amended, and to consummate the transactions contemplated by the Agreement, as amended, and (ii) the Agreement, as amended, constitutes, and such other agreements, documents and instruments when executed and delivered will constitute, the legal, valid and binding obligations of such party, enforceable in accordance with their respective terms.

10. As amended by this Amendment, the Original Agreement is in all respects ratified and confirmed, and as so amended by this Amendment, the Original Agreement shall be read, taken and construed as one in the same instrument.

11. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

MARKLAND TECHNOLOGIES, INC.

By:	/s/ Robert Tarini
Name: Title:	Robert Tarini Chief Executive officer

[SIGNATURE PAGE OF INVESTORS FOLLOWS]

[SIGNATURE PAGE OF INVESTORS TO RSPA]

JAMES LLC

By:	/s/ Illegible
Name: Title: Navigator Management Ltd. - Director

SOUTHRIDGE PARTNERS LP

By:	/s/ Illegible
Name: Title:

SOUTHSHORE CAPITAL FUND LTD.

By:	/s/ Illegible
Name: Title: Navigator Management Ltd. - Director

Schedule B

Series E Preferred Stock to be Purchased for Cash at Additional Closings

The following table sets forth the number of shares of Series E Preferred Stock to be purchased for cash by each Investor at each Additional Closing:

Investor	Second Closing		Third Closing		Fourth Closing		Fifth Closing		Sixth Closing
	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price

Southridge Partners LP and Southshore Capital Fund Ltd., in the aggregate	92	$802,125	40	$348,750	40	$348,750	40	$348,750	55.2	$481,275

Total:

6